Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2019 First Quarter Earnings

Contact: Linda Simmons, SVP, CFO

Brockton, Massachusetts (April 18, 2019): HarborOne Bancorp, Inc. (the “Company” or “HarborOne”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced net income of $2.1 million, or $0.07 basic and diluted earnings per share for the first quarter of 2019, compared to $111,000, or $0.00 per basic and diluted share, for the prior quarter and $2.3 million, or $0.07 per basic and diluted share, for the same quarter prior year.

Selected highlights:

•	Commercial loan growth of $37.2 million to $1.4 billion
•	Deposits up 6% quarter over quarter to $2.8 billion, solid growth in core accounts
•	Asset quality for the quarter remains strong
•	Opening of Stoughton, Massachusetts branch in March 2019

“Our continued commitment to commercial assets drove core earnings with an increase of interest and fees on loans, along with other income from fees generated by the commercial business,” said James W. Blake, CEO. “Volatility in the capital markets resulted in a negative mark to market of $2.2 million on mortgage servicing rights and first quarter earnings were also negatively impacted by the operating loss at HarborOne Mortgage. The residential mortgage business as a whole has experienced lower income and spreads and we are actively managing the expense side of the business with $1.2 million in annual savings on a recent additional layoff. Although HarborOne Mortgage got off to a slow start this year, recent mortgage application volume spurred by the spring housing market and lower mortgage rates indicates an improved outlook in the second quarter of 2019.”

Net Interest Income

The Company’s net interest and dividend income was $26.0 million for the quarter ended March 31, 2019,  down  $760,000, or 2.8%, from $26.8 million for the quarter ended December 31, 2018 and up $5.9 million, or 29.3%, from $20.1 million for the quarter ended March 31, 2018. The tax-equivalent interest rate spread and net interest margin were 2.92% and 3.19%, respectively, for the quarter ended March 31, 2019 compared to 3.00% and 3.26%, respectively, for the quarter ended December 31, 2018 and 3.07% and 3.26%, respectively, for the quarter ended March 31, 2018.

The decrease in net interest income from the previous quarter reflects a $130,000, or 0.4%, increase in total interest and dividend income offset by an increase of $890,000, or 8.8% in total interest expense. Compared to the prior quarter, interest and dividend income was relatively flat. Interest on loans in the first quarter of 2019 includes $670,000 in accretion income of the fair value discount on loans acquired from Coastway Bancorp, Inc. (“Coastway”) in October 2018, and $106,000 in prepayment penalties on commercial loans. Accretion income and prepayment penalties in the previous quarter were $900,000 and $226,000, respectively. The yield on loans was 4.67% for the quarter ended March 31, 2019 compared to 4.63% for the quarter ended December 31, 2018. The increase in interest expense is primarily due to an increase in higher cost money market accounts driving a 16 basis point increase in the cost of interest-bearing deposits. The increase was partially offset by a decrease in average FHLB advances of $45.5 million, tempered by an 18 basis point increase in the cost of those funds.

The increase in net interest income from the prior year quarter reflects a $12.4 million, or 50.1%, increase in total interest and dividend income and an increase of $6.5 million, or 141.7%, in total interest expense. The increases in total interest and dividend income reflect an increase in the yield on loans to 4.67% from 4.13%, primarily driven by growth due to the Coastway acquisition as well as organic commercial loan growth and higher rates on commercial loans. This is partially offset by the increase in total interest expense primarily due to an increase in average interest-bearing deposits of $578.6 million with a 62 basis point increase in the cost of those funds, due to deposits acquired from Coastway as well as organic deposit growth in money market and term certificate of deposits and a $139.1 million increase in average FHLB borrowings with a 69 basis point increase in the cost of those funds. Additionally the Company issued $35.0 million in subordinated notes in the third quarter of 2018.

Noninterest Income

Noninterest income decreased $1.8 million, or 15.5%, to $9.8 million for the quarter ended March 31, 2019 from the quarter ended December 31, 2018. The decrease is primarily due to a decrease in mortgage banking income of $1.5 million and a net decrease of $316,000 in the other noninterest income categories. Results of HarborOne Mortgage, LLC (“HarborOne Mortgage”) were down compared to the fourth quarter.  Lower mortgage banking income reflects industry wide conditions, including lack of inventory and lower refinancing activity due to higher mortgage rates during the quarter. Additionally the decrease in the 10-year Treasury Constant

Maturity rate negatively impacted the fair value of the mortgage servicing rights resulting in a $2.2 million decrease in their fair value. The net decrease in the other noninterest income categories compared to the prior quarter is primarily due to a decrease of $750,000 in bank-owned life insurance income and a $229,000 decrease in deposit account fees partially offset by an increase of $673,000 in other income. The increase in other income reflects $613,000 in swap fee income as compared to $124,000 in the previous quarter. The quarter ended December 31, 2018 included a $746,000 death benefit in bank-owned life insurance income with no such benefit in the first quarter of 2019.

Noninterest income decreased $1.5 million or 13.3%, as compared to the quarter ended March 31, 2018. Mortgage banking income decreased $2.8 million, or 38.2%, partially offset by a net increase in the other noninterest income categories of $1.3 million.  Mortgage banking income decreased compared to the prior year quarter due to lower mortgage originations, primarily as a result of higher residential mortgage interest rates, low housing inventories and reduced refinancing volume. Additionally, mortgage servicing rights fair value decreased $2.2 million for the quarter ended March 31, 2019 as compared to an increase of $1.0 million in the quarter ended March 31, 2018.  The net increase in other noninterest income categories compared to prior year quarter is primarily due to an  $811,000 increase in deposit account fee income reflecting the addition of Coastway accounts and an increase of $466,000 in other income primarily from swap fee income and other commercial loan fees.

Noninterest Expense

Noninterest expenses were $32.6 million for the quarter ended March 31, 2019, a decrease of $4.0 million, or 10.9%, from the quarter ended December 31, 2018 which included merger expenses of $3.8 million as compared to none in the first quarter of 2019.

Other significant changes in noninterest expense included an $817,000 decrease in compensation and benefits partially offset by a $499,000 increase in occupancy and equipment expense. The decrease in compensation and benefits is due to a decrease in commission expense of $990,000 primarily due to the decrease in origination volume at HarborOne Mortgage and a $1.0 million decrease in management incentive plan expense partially offset by an increase in supplemental employee retirement plan expense of $535,000.  Also impacting compensation and benefits in the first quarter of 2019 were severance payments $295,000 reflecting continued efforts to right size HarborOne Mortgage in response to economic conditions. The occupancy and equipment expense increase was primarily due to property maintenance expense increases due to the additional Coastway properties.

Total noninterest expenses increased $5.0 million, or 18.1%, from the quarter ended March 31, 2018. Compensation and benefits increased $2.9 million, occupancy and equipment expense increased $1.2 million, other expenses increased $802,000 and data processing expense increased $493,000.  The increases primarily reflect the acquisition of Coastway and expenses related to the new Stoughton branch and Boston commercial loan office.

Income Tax Provision

The effective tax rate was 14.7% for the quarter ended March 31, 2019, compared to 68.0% for the quarter ended December 31, 2018 and 26.5% for the quarter ended March 31, 2018. The effective tax rate for the quarter ended December 31, 2018 was impacted by nondeductible merger expenses, while the quarter ended March 31, 2019 was impacted by the 2014 Massachusetts state tax refund of $320,000 recognized in the quarter.

Asset Quality

The Company recorded a provision for loan losses of $857,000 for the quarter ended March 31, 2019,  compared to $1.5 million for the quarter ended December 31, 2018 and $808,000 for the quarter ended March 31, 2018. The increase in the provision for the quarter ended December 31, 2018 is primarily due to commercial and construction loan growth. Also contributing to the higher provision for the quarter ended December 31, 2018 was $18.1 million in loans that were downgraded to a watch risk rating and resulted in an increase in the allocated reserves of $439,000. Generally increases in loan loss provisions each quarter were due to growth in the commercial loan portfolio. Changes in the provision for loan losses are based on management’s assessment of loan portfolio growth and composition changes, historical charge-off trends, and ongoing evaluation of credit quality and current economic conditions.

Net charge-offs totaled $230,000 for the quarter ended March 31, 2019, or 0.03%, of average loans outstanding on an annualized basis, compared to $287,000, or 0.04% of average loans outstanding on an annualized basis, for the quarter ended December 31, 2018 and $434,000, or 0.08% of average loans outstanding on an annualized basis, for the quarter ended March 31, 2018.

The allowance for loan losses was $21.3 million, or 0.71%, of total loans at March 31, 2019, compared to $20.7 million, or 0.69%, of total loans at December 31, 2018 and $18.9 million, or 0.84%, of total loans at March 31, 2018. The decrease from March 31, 2018 reflects the loans acquired from Coastway. In accordance with generally accepted accounting principles for acquisition accounting, the loans acquired through the acquisition of Coastway were recorded at fair value; accordingly, there was no allowance for loan losses associated with the acquired loans.

Total nonperforming assets were $19.3 million at March 31, 2019 compared to $18.5 million at December 31, 2018 and $17.2 million at March 31, 2018. Nonperforming assets as a percentage of total assets were 0.53% at March 31, 2019, 0.51% at December 31, 2018 and 0.63% at March 31, 2018. The Company continues to minimize nonperforming assets through diligent collection efforts, prudent workout arrangements and strong underwriting.

Balance Sheet

Total assets increased $2.9 million, or 0.1%, to $3.66 billion at March 31, 2019 from $3.65 billion at December 31, 2018.

Net loans increased $14.4 million, or 0.5%, to $2.98 billion at March 31, 2019 from $2.96 billion at December 31, 2018. The net increase in loans for the three months ended March 31, 2019 was primarily due increases in commercial real estate loans of $18.0 million and commercial loans of $22.4 million, partially offset by decreases in commercial construction loans of $3.2 million and consumer loans of $22.1 million.   Loans held for sale decreased $9.7 million, or 22.9%, to $32.4 million at March 31, 2019 from $42.1 million at December 31, 2018.

Total deposits increased $151.6 million, or 5.6%, to $2.84 billion at March 31, 2019 from $2.69 billion at December 31, 2018. Compared to the prior quarter,  non-certificate accounts increased $117.4 million, brokered deposits increased $40.4 million and term certificate accounts decreased $6.2 million. FHLB borrowings were $355.9 million at March 31, 2019 and $519.9 million at December 31, 2018.

Total stockholders’ equity was $363.4 million at March 31, 2019 compared to $357.6 million at December 31, 2018 and $344.9 million at March 31, 2018.  The tangible common equity to tangible assets ratio was 7.99% at March 31, 2019,  7.81% at December 31, 2018 and 12.17% at March 31, 2018.  At March 31, 2019, the Company and the Bank exceed all regulatory capital requirements.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, the largest co-operative bank in New England. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island through a network of 24 full-service branches located in Massachusetts and Rhode Island,  one limited service branch and a commercial lending office in each of Boston, Massachusetts and Providence, Rhode Island. The Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, is a full-service mortgage lender with  34 offices in Massachusetts, Rhode Island, New Hampshire, Maine, and New Jersey and is also licensed to lend in five additional states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, acquisitions may not produce results at levels or within time frames originally anticipated;  adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures.  The Company’s management believes that the supplemental non-GAAP information, which consists of the tax equivalent basis for yields, the efficiency ratio, tangible common equity to tangible assets ratio and tangible book value per share is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.  Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2019	2018	2018	2018	2018

Assets

Cash and due from banks	$25,227	$27,686	$18,478	$20,232	$15,205
Short-term investments	76,328	77,835	76,619	112,264	92,105
Total cash and cash equivalents	101,555	105,521	95,097	132,496	107,310

Securities available for sale, at fair value	219,966	209,293	191,847	185,702	182,173
Securities held to maturity, at amortized cost	41,104	44,688	47,371	48,251	46,095
Federal Home Loan Bank stock, at cost	16,134	24,969	13,263	15,310	13,538
Loans held for sale, at fair value	32,449	42,107	155,268	71,017	34,129
Loans:
Residential real estate	1,115,424	1,115,456	661,755	768,537	774,083
Commercial real estate	952,404	934,420	788,561	726,276	687,121
Commercial construction	158,504	161,660	129,796	150,710	133,227
Total mortgage loans on real estate	2,226,332	2,211,536	1,580,112	1,645,523	1,594,431
Commercial	299,658	277,271	139,616	132,293	111,013
Consumer	469,346	491,445	498,417	516,897	521,634
Loans	2,995,336	2,980,252	2,218,145	2,294,713	2,227,078
Less: Allowance for loan losses	(21,282)	(20,655)	(19,440)	(19,244)	(18,863)
Net deferred loan costs	5,193	5,255	5,677	5,982	6,075
Net loans	2,979,247	2,964,852	2,204,382	2,281,451	2,214,290
Mortgage servicing rights, at fair value	20,231	22,217	23,748	22,832	22,696
Goodwill	69,635	70,088	13,660	13,629	13,565
Intangible assets	7,739	8,379	66	88	110
Other assets	167,936	161,007	108,098	108,938	101,671
Total assets	$3,655,996	$3,653,121	$2,852,800	$2,879,714	$2,735,577

Liabilities and Stockholders' Equity

Deposits:
NOW and demand deposit accounts	$574,379	$556,517	$432,628	$429,397	$419,776
Regular savings and club accounts	497,697	482,088	327,030	403,732	378,818
Money market deposit accounts	842,824	758,933	674,657	681,524	701,360
Brokered deposits	117,940	77,508	66,831	79,396	70,176
Term certificate accounts	803,805	810,015	684,495	608,453	557,082
Total deposits	2,836,645	2,685,061	2,185,641	2,202,502	2,127,212
Short-term borrowed funds	126,000	290,000	25,000	70,000	—
Long-term borrowed funds	229,935	229,936	206,187	217,438	226,364
Subordinated debt	33,812	33,799	33,855	—	—
Other liabilities and accrued expenses	66,156	56,751	48,772	41,198	37,144
Total liabilities	3,292,548	3,295,547	2,499,455	2,531,138	2,390,720

Common stock	327	327	327	327	327
Additional paid-in capital	153,326	152,156	150,732	150,063	148,559
Unearned compensation - ESOP	(9,942)	(10,091)	(10,239)	(10,388)	(10,536)
Retained earnings	221,155	219,088	218,977	213,049	209,946
Treasury stock	(1,548)	(1,548)	(1,548)	(742)	(742)
Accumulated other comprehensive income (loss)	130	(2,358)	(4,904)	(3,733)	(2,697)
Total stockholders' equity	363,448	357,574	353,345	348,576	344,857

Total liabilities and stockholders' equity	$3,655,996	$3,653,121	$2,852,800	$2,879,714	$2,735,577

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands, except share data)	2019	2018	2018	2018	2018

Interest and dividend income:
Interest and fees on loans	$34,365	$33,947	$25,115	$23,866	$22,504
Interest on loans held for sale	358	648	625	521	411
Interest on securities	1,847	1,788	1,629	1,567	1,496
Other interest and dividend income	483	540	480	297	274
Total interest and dividend income	37,053	36,923	27,849	26,251	24,685

Interest expense:
Interest on deposits	8,243	7,181	5,409	4,450	3,523
Interest on FHLB borrowings	2,275	2,400	1,130	906	1,038
Interest on subordinated debentures	505	552	189	—	—
Total interest expense	11,023	10,133	6,728	5,356	4,561

Net interest and dividend income	26,030	26,790	21,121	20,895	20,124

Provision for loan losses	857	1,502	632	886	808

Net interest income, after provision for loan losses	25,173	25,288	20,489	20,009	19,316

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(2,151)	(1,734)	(378)	(306)	1,022
Other	6,653	7,730	9,249	8,765	6,261
Total mortgage banking income	4,502	5,996	8,871	8,459	7,283

Deposit account fees	3,778	4,007	3,302	3,224	2,967
Income on retirement plan annuities	96	101	100	119	113
Gain on sale and call of securities, net	—	5	—	—	—
Bank-owned life insurance income	253	1,003	243	243	239
Other income	1,213	540	1,124	512	747
Total noninterest income	9,842	11,652	13,640	12,557	11,349

Noninterest expenses:
Compensation and benefits	19,245	20,062	16,809	17,345	16,352
Occupancy and equipment	4,448	3,949	3,027	2,961	3,275
Data processing	2,046	1,965	1,702	1,569	1,553
Loan expense	1,271	1,227	1,503	1,390	1,262
Marketing	958	611	639	1,084	999
Professional fees	946	1,237	712	915	968
Deposit insurance	666	572	540	491	494
Merger expenses	—	3,808	274	524	486
Other expenses	3,012	3,162	2,177	2,239	2,210
Total noninterest expenses	32,592	36,593	27,383	28,518	27,599

Income before income taxes	2,423	347	6,746	4,048	3,066

Income tax provision	356	236	818	945	814

Net income	$2,067	$111	$5,928	$3,103	$2,252

Earnings per common share:
Basic	$0.07	$—	$0.19	$0.10	$0.07
Diluted	$0.07	$—	$0.19	$0.10	$0.07
Weighted average shares outstanding:
Basic	31,561,761	31,571,467	31,575,210	31,578,961	31,569,811
Diluted	31,561,761	31,571,467	31,575,811	31,578,961	31,569,811

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income

(Unaudited)

	For the Three Months Ended March 31,
(dollars in thousands, except share data)	2019	2018	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$34,365	$22,504	$11,861	52.7%
Interest on loans held for sale	358	411	(53)	(12.9)
Interest on securities	1,847	1,496	351	23.5
Other interest and dividend income	483	274	209	76.3
Total interest and dividend income	37,053	24,685	12,368	50.1

Interest expense:
Interest on deposits	8,243	3,523	4,720	134.0
Interest on FHLB borrowings	2,275	1,038	1,237	119.2
Interest on subordinated debentures	505	—	505	100.0
Total interest expense	11,023	4,561	6,462	141.7

Net interest and dividend income	26,030	20,124	5,906	29.3

Provision for loan losses	857	808	49	6.1

Net interest income, after provision for loan losses	25,173	19,316	5,857	30.3

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(2,151)	1,022	(3,173)	(310.5)
Other	6,653	6,261	392	6.3
Total mortgage banking income	4,502	7,283	(2,781)	(38.2)

Deposit account fees	3,778	2,967	811	27.3
Income on retirement plan annuities	96	113	(17)	(15.0)
Bank-owned life insurance income	253	239	14	5.9
Other income	1,213	747	466	62.4
Total noninterest income	9,842	11,349	(1,507)	(13.3)

Noninterest expenses:
Compensation and benefits	19,245	16,352	2,893	17.7
Occupancy and equipment	4,448	3,275	1,173	35.8
Data processing	2,046	1,553	493	31.7
Loan expense	1,271	1,262	9	0.7
Marketing	958	999	(41)	(4.1)
Professional fees	946	968	(22)	(2.3)
Deposit insurance	666	494	172	34.8
Merger expenses	—	486	(486)	(100.0)
Other expenses	3,012	2,210	802	36.3
Total noninterest expenses	32,592	27,599	4,993	18.1

Income before income taxes	2,423	3,066	(643)	(21.0)

Income tax provision	356	814	(458)	(56.3)

Net income	$2,067	$2,252	$(185)	(8.2)%

Earnings per common share:
Basic	$0.07	$0.07
Diluted	$0.07	$0.07
Weighted average shares outstanding:
Basic	31,561,761	31,569,811
Diluted	31,561,761	31,569,811

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Quarters Ended
	March 31, 2019			December 31, 2018			March 31, 2018
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)
	(dollars in thousands)
Interest-earning assets:
Loans (1)	$3,016,943	$34,723	4.67%	$2,964,531	$34,595	4.63%	$2,248,119	$22,915	4.13%
Investment securities (2)	260,211	1,886	2.94	253,631	1,832	2.87	227,362	1,541	2.75
Other interest-earning assets	37,971	483	5.16	49,932	540	4.29	37,346	274	2.97
Total interest-earning assets	3,315,125	37,092	4.54	3,268,094	36,967	4.49	2,512,827	24,730	3.99
Noninterest-earning assets	252,882			252,652			125,640
Total assets	$3,568,007			$3,520,746			$2,638,467
Interest-bearing liabilities:
Savings accounts	$484,963	364	0.30	$484,153	319	0.26	$332,414	135	0.17
NOW accounts	136,954	25	0.07	139,517	24	0.07	125,602	20	0.06
Money market accounts	794,477	2,760	1.41	725,604	2,233	1.22	716,380	1,385	0.78
Certificates of deposit	812,992	4,512	2.25	820,109	4,265	2.06	496,839	1,718	1.40
Brokered deposits	99,341	582	2.38	63,258	340	2.13	78,930	265	1.36
Total interest-bearing deposits	2,328,727	8,243	1.44	2,232,641	7,181	1.28	1,750,165	3,523	0.82
FHLB advances	392,483	2,275	2.35	438,023	2,400	2.17	253,359	1,038	1.66
Subordinated debentures	33,822	505	6.05	33,668	552	6.51	—	—	—
Total borrowings	426,305	2,780	2.64	471,691	2,952	2.48	253,359	1,038	1.66
Total interest-bearing liabilities	2,755,032	11,023	1.62	2,704,332	10,133	1.49	2,003,524	4,561	0.92
Noninterest-bearing liabilities:
Noninterest-bearing deposits	400,573			408,074			260,455
Other noninterest-bearing liabilities	52,219			54,493			31,457
Total liabilities	3,207,824			3,166,899			2,295,436
Total equity	360,183			353,847			343,031
Total liabilities and equity	$3,568,007			$3,520,746			$2,638,467
Tax equivalent net interest income		26,069			26,834			20,169
Tax equivalent interest rate spread (3)			2.92%			3.00%			3.07%
Less: tax equivalent adjustment		39			44			45
Net interest income as reported		$26,030			$26,790			$20,124
Net interest-earning assets (4)	$560,093			$563,762			$509,303
Net interest margin (5)			3.18%			3.25%			3.25%
Tax equivalent effect			0.01			0.01			0.01
Net interest margin on a fully tax equivalent basis			3.19%			3.26%			3.26%
Average interest-earning assets to average interest-bearing liabilities	120.33%			120.85%			125.42%

Supplemental information:
Total deposits, including demand deposits	$2,729,300	$8,243		$2,640,715	$7,181		$2,010,620	$3,523
Cost of total deposits			1.22%			1.08%			0.71%
Total funding liabilities, including demand deposits	$3,155,605	$11,023		$3,112,406	$10,133		$2,263,979	$4,561
Cost of total funding liabilities			1.42%			1.29%			0.82%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale and securities held to maturity.  Interest income from tax exempt securities is computed on a taxable equivalent basis using a tax rate of 21% for the quarters presented.  The yield on investments before tax equivalent adjustments for the quarters presented were 2.88%, 2.80%, and 2.67%, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
(6) Annualized.

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(in thousands)
Interest-earning assets:
Loans (1)	$3,016,943	$2,964,531	$2,375,892	$2,303,245	$2,248,119
Investment securities (2)	260,211	253,631	239,443	233,587	227,362
Other interest-earning assets	37,971	49,932	74,390	41,584	37,346
Total interest-earning assets	3,315,125	3,268,094	2,689,725	2,578,416	2,512,827
Noninterest-earning assets	252,882	252,652	133,113	130,551	125,640
Total assets	$3,568,007	$3,520,746	$2,822,838	$2,708,967	$2,638,467
Interest-bearing liabilities:
Savings accounts	$484,963	$484,153	$338,109	$346,201	$332,414
NOW accounts	136,954	139,517	126,978	128,360	125,602
Money market accounts	794,477	725,604	678,721	698,591	716,380
Certificates of deposit	812,992	820,109	670,029	592,811	496,839
Brokered deposits	99,341	63,258	65,998	66,892	78,930
Total interest-bearing deposits	2,328,727	2,232,641	1,879,835	1,832,855	1,750,165
FHLB advances	392,483	438,023	256,391	217,712	253,359
Subordinated debentures	33,822	33,668	11,788	—	—
Total borrowings	426,305	471,691	268,179	217,712	253,359
Total interest-bearing liabilities	2,755,032	2,704,332	2,148,014	2,050,567	2,003,524
Noninterest-bearing liabilities:
Noninterest-bearing deposits	400,573	408,074	285,025	278,846	260,455
Other noninterest-bearing liabilities	52,219	54,493	39,445	33,561	31,457
Total liabilities	3,207,824	3,166,899	2,472,484	2,362,974	2,295,436
Total equity	360,183	353,847	350,354	345,993	343,031
Total liabilities and equity	$3,568,007	$3,520,746	$2,822,838	$2,708,967	$2,638,467

	Annualized Yield Trend - Quarters Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Interest-earning assets:
Loans (1)	4.67%	4.63%	4.30%	4.25%	4.13%
Investment securities (2)	2.94%	2.87%	2.77%	2.77%	2.75%
Other interest-earning assets	5.16%	4.29%	2.56%	2.87%	2.97%
Total interest-earning assets	4.54%	4.49%	4.11%	4.09%	3.99%

Interest-bearing liabilities:
Savings accounts	0.30%	0.26%	0.17%	0.17%	0.17%
NOW accounts	0.07%	0.07%	0.06%	0.06%	0.06%
Money market accounts	1.41%	1.22%	0.96%	0.86%	0.78%
Certificates of deposit	2.25%	2.06%	1.94%	1.71%	1.40%
Brokered deposits	2.38%	2.13%	1.84%	1.50%	1.36%
Total interest-bearing deposits	1.44%	1.28%	1.14%	0.97%	0.82%
FHLB advances	2.35%	2.17%	1.75%	1.67%	1.66%
Subordinated debentures	6.05%	6.51%	6.36%	—%	—%
Total borrowings	2.64%	2.48%	1.95%	1.67%	1.66%
Total interest-bearing liabilities	1.62%	1.49%	1.24%	1.05%	0.92%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.
(2) Includes securities available for sale and securities held to maturity.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Performance Ratios (annualized):	2019	2018	2018	2018	2018
(dollars in thousands)

Return on average assets (ROAA)	0.23%	0.01%	0.84%	0.46%	0.34%

Return on average equity (ROAE)	2.30%	0.13%	6.77%	3.59%	2.63%

Total noninterest expense	$32,592	$36,593	$27,383	$28,518	$27,599
Less: Core deposit intangible expense	618	618	—	—	—
Less: Noncompete intangible expense	22	22	22	22	22
Total adjusted noninterest expense	$31,952	$35,953	$27,361	$28,496	$27,577

Net interest income	$26,030	$26,790	$21,121	$20,895	$20,124
Total noninterest income	9,842	11,652	13,640	12,557	11,349
Total revenue	$35,872	$38,442	$34,761	$33,452	$31,473

Efficiency ratio (1)	89.07%	93.52%	78.71%	85.19%	87.62%

(1) This non-GAAP measure represents noninterest expense divided by the sum of net interest income and noninterest income

	At or for the Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Asset Quality	2019	2018	2018	2018	2018
(dollars in thousands)

Total nonperforming assets	$19,266	$18,460	$17,407	$17,397	$17,171

Nonperforming assets to total assets	0.53%	0.51%	0.61%	0.60%	0.63%

Allowance for loan losses to total loans	0.71%	0.69%	0.87%	0.84%	0.84%

Net charge offs	$230	$287	$436	$505	$434

Annualized net charge offs/average loans	0.03%	0.04%	0.08%	0.09%	0.08%

Allowance for loan losses to nonperforming loans	116.41%	116.62%	116.16%	117.57%	115.51%

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
Capital and Share Related	2019	2018	2018	2018	2018
(dollars in thousands, except share data)

Common stock outstanding	32,560,136	32,563,485	32,585,519	32,622,695	32,622,695

Book value per share	$11.16	$10.98	$10.84	$10.69	$10.57

Tangible common equity:
Total stockholders' equity	$363,448	$357,574	$353,345	$348,576	$344,857
Less: Goodwill	69,635	70,088	13,660	13,629	13,565
Less: Intangible assets (1)	7,739	8,379	66	88	110
Tangible common equity	$286,074	$279,107	$339,619	$334,859	$331,182

Tangible book value per share (2)	$8.79	$8.57	$10.42	$10.26	$10.15

Tangible assets:
Total assets	$3,655,996	$3,653,121	$2,852,800	$2,879,714	$2,735,577
Less: Goodwill	69,635	70,088	13,660	13,629	13,565
Less: Intangible assets (1)	7,739	8,379	66	88	110
Tangible assets	$3,578,622	$3,574,654	$2,839,074	$2,865,997	$2,721,902

Tangible common equity / tangible assets (3)	7.99%	7.81%	11.96%	11.68%	12.17%

(1) Intangible assets includes core deposit intangible and noncompete intangible.
(2) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets divided by common stock outstanding.
(3) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets to total assets less goodwill and intangible assets.